EXHIBIT 99.1

Media Contacts: Doug Fitzgerald, Executive Vice President Marketing & Communications Tel: 630-322-6830 E-mail: doug.fitzgerald@rrd.com
Investor Contact: Dan Leib, Senior Vice President - Finance Tel: 312-326-7710 E-mail: dan.leib@rrd.com
Visant
John Sorensen, Vice President, Treasurer Tel: 914-595-8204 E-mail: john.sorensen@visant.net

RR Donnelley Completes Purchase Of Von Hoffmann

CHICAGO, IL and Armonk, NY – May 16, 2007 – R.R. Donnelley & Sons Company (NYSE: RRD) and Visant Corporation jointly announced today that RR Donnelley’s previously announced purchase from Visant Corporation of Von Hoffmann, a printer of books and other products that serves primarily the education, trade and business-to-business catalog segments, is complete. The $412.5 million acquisition agreement was announced on January 3, 2007.

About RR Donnelley
RR Donnelley (NYSE: RRD) is the world’s premier full-service provider of print and related services, including business process outsourcing. Founded more than 140 years ago, the company provides solutions in commercial printing, direct mail, financial printing, print fulfillment, labels, forms, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company’s web site at www.rrdonnelley.com.

About Visant
Visant Corporation is a leading marketing and publishing services enterprise servicing the school affinity, direct marketing, fragrance and cosmetics sampling and educational publishing markets. For more information on Visant, please visit the company’s web site at www.visant.net.

Use of Forward-Looking Statements
This news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.

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